EXHIBIT 23.1
Consent of Rehmann Robson LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Isabella Bank Corporation pertaining to the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan of our integrated audit report dated March 10, 2021, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Isabella Bank Corporation, included in its Annual Report on Form 10-K for the year ended 12/31/2020.
                                            /s/ Rehmann Robson LLC
Saginaw, Michigan
February 25, 2022